UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2022

Robinhood Markets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road
Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

(844) 428-5411
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02     Results of Operations and Financial Condition.

Financial Results for the First Quarter of 2022

On April 28, 2022, Robinhood Markets, Inc. (“Robinhood,” the “Company,” "we," or "us") issued a press release and will hold a conference call regarding its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 2.05     Costs Associated with Exit or Disposal Activities

Workforce Reduction

On April 26, 2022, the Company announced a reduction in force as part of its efforts to improve efficiency and operating costs, increase its velocity, and ensure that it is responsive to the changing needs of its customers. The reduction in force involves approximately 330 employees, representing approximately 9% of the Company’s full-time employees. The Company estimates that it will incur approximately $17 million to $23 million of cash restructuring and related charges primarily related to employee severance and benefits costs (excluding the impact of share-based compensation), substantially all of which the Company expects to incur in the second quarter of 2022.

With respect to share-based compensation, also as part of this reduction in force, the Company modified a portion of the affected employees’ stock awards to allow a portion of the awards to vest that otherwise would have been forfeited. However, as a result of the reversal of previously recognized share-based compensation expense for stock awards that have been forfeited in connection with this reduction in force, the Company expects to recognize a net reduction of share-based compensation of approximately $30 million to $36 million in the second quarter of 2022. This estimate may change due to future changes in the Company’s stock price. If the Company subsequently determines that it will incur additional material restructuring costs or charges or there are material differences from the ranges provided, the Company will file an amendment to this Current Report on Form 8-K (this "Current Report") to disclose any such material costs, charges or differences.

Item 7.01     Regulation FD Disclosure.

Monthly Metrics Reports

Robinhood is going to start reporting certain limited purpose statistical and operational results on a monthly basis. The first report will cover the month of March 2022 (and each of the preceding 12 calendar months) and will be available on the afternoon of April 28, 2022, shortly after the submission of this Current Report. The report regarding April 2022 will be available in mid-May 2022. These monthly metrics reports ("Reports") will generally be presented without commentary and should be read together with the Company’s most recent quarterly and annual results and other filings with the U.S. Securities and Exchange Commission ("SEC"). Reports will be available for download from the “Overview” tab of Robinhood’s Investor Relations website. The Company expects that Reports regarding each of the first two months of each fiscal quarter will be available around the middle of the following month. The Company expects that the Report regarding the third month of each fiscal quarter will be available shortly after the Company’s quarterly earnings are announced regarding that completed quarter. Anyone who would like to receive an automatic email alert whenever a new Report is available may sign up on the "Resources" tab of Robinhood’s Investor Relations website.

Robinhood intends to use the "Overview" tab of its Investor Relations website and its blog, Under the Hood, as means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg. FD). The Overview page can be accessed at investors.robinhood.com/overview and Under the Hood can be accessed at blog.robinhood.com and investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

The information furnished with Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements regarding the Company, including with respect to our estimates and expectations in connection with the reduction in force. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this Current Report. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, our efforts to improve efficiency and operating costs, increase our velocity, and ensure that we are responsive to the changing needs of our customers; adverse legal, reputational and financial effects on the Company resulting from the reduction in force; and potential operational disruptions as a result of the reduction in force. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the filing date of this Current Report and are based on information and estimates available to us at this time. Except as required by law, Robinhood assumes no obligation to update any of the statements in this Current Report whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this Current Report with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated April 28, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date:	April 28, 2022	By:	/s/ Jason Warnick
Name: Jason Warnick
Title: Chief Financial Officer